KPMG LLP
Two Financial Center
60 South Street
Boston, MA 02111

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Putnam Tax Exempt Income Fund:

We consent to the use of our report, dated November 8, 2018, with respect to the financial statements and financial highlights of Putnam Tax Exempt Income Fund, included herein, and to the references to our firm under the captions Financial Highlights in the prospectus and Independent Registered Public Accounting Firm and Financial Statements in the Statement of Additional Information.

Boston, Massachusetts
January 24, 2019